UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 10, 2010

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2010, Ronald D. Wilson, who has served as the President and Chief Executive Officer and a member of the board of directors of Skinny Nutritional Corp. (the “Registrant”) since December 2008, resigned from his positions as Chief Executive Officer and President effective as of June 30, 2010, and further agreed not to stand for reelection at the Registrant’s next annual meeting of stockholders. Following Mr. Wilson’s decision, the board of directors of the Registrant appointed Mr. Michael Salaman, who presently serves as our Chairman of the Board, to serve as the Registrant’s Chief Executive Officer, effective June 30, 2010.

In connection with the above matters, on June 10, 2010, the Registrant entered into a separation agreement with Mr. Wilson which memorializes the terms of his resignation. Pursuant to the separation agreement and in consideration of the general release granted by Mr. Wilson to the Registrant, the Registrant entered into a consulting agreement with Mr. Wilson under which he will provide consulting services to the Registrant for a term expiring December 31, 2010 in connection with the Registrant’s acquisition of distribution accounts. Pursuant to the separation and consulting agreements, the Registrant agreed to pay to or provide Mr. Wilson with the following: (a) continued compensation at the rate of $12,500 per each thirty day period of service during the term of the consulting agreement; (b) the continued provision of health benefits and automobile reimbursement through December 31, 2010; and (c) the issuance of a maximum of 2,000,000 restricted shares of common stock, with 750,000 shares issued on the effective date of the consulting agreement and the issuance of the remaining shares being subject to the occurrence of certain milestones prior to June 30, 2011. In addition, the Registrant confirmed in the separation agreement that all unvested stock options held by Mr. Wilson shall be deemed vested as of the date of termination of his employment and that such options shall remain exercisable for their original exercise period in accordance with the terms of such options and that the warrants to purchase shares of common stock held by him as of the termination date shall continue in full force and effect in accordance with their terms.

At present, the board of directors has not modified the compensation payable to Mr. Salaman in connection with his appointment to the position of Chief Executive Officer. Mr. Salaman’s compensation for the past two fiscal years for his service to the Registrant as Chairman is as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Mr. Salaman, age 47, has served as the Registrant’s Chairman since January 2002 and was its Chief Executive Officer from that date until March 8, 2006. Mr. Salaman has over 20 years experience in the area of new product development and marketing. Mr. Salaman began his business career as Vice President of Business Development for National Media Corp., an infomercial marketing company in the United States from 1985-1993. From 1995-2001, Mr. Salaman started an Internet company called American Interactive Media, Inc., a developer of Web TV set-top boxes and ISP services. Mr. Salaman received a Bachelor of Arts degree in business from Temple University in 1986.

This summary of the separation agreement and consulting agreement is qualified in its entirety by reference to full text of both agreements, which are filed herewith as exhibits 10.1 and 10.2, respectively.

Item 8.01	Other Events.

On June 11, 2010, the Registrant issued a press release disclosing the information reported above and announcing that it entered into a distribution agreement with Polar Beverages covering New England and certain counties located in upstate New York. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description
	10.1	Separation Agreement dated June 10, 2010
	10.2	Consulting Agreement dated June 10, 2010
	99.1	Press Release dated June 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Donald J. McDonald
Name: Donald J. McDonald
Title: Chief Financial Officer
Date: June 11, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement dated June 10, 2010
10.2	Consulting Agreement dated June 10, 2010
99.1	Press Release dated June 11, 2010.